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                                                                Exhibit 99(4)(a)

               INVESTMENT MANAGEMENT AND ADMINISTRATION AGREEMENT

     THIS AGREEMENT made as of June 15, 1995 and amended as of August 1, 2004, between UBS PACE SELECT ADVISORS TRUST, a Delaware business trust ("Trust"), and UBS GLOBAL ASSET MANAGEMENT (US) INC. ("UBS Global AM"), a Delaware corporation registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act"), and as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act").

     WHEREAS the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company, and intends to offer for public sale distinct series of shares of beneficial interest (each a "Portfolio"); and

     WHEREAS the Trust desires and intends to have one or more investment advisers ("Sub-Advisers") provide investment advisory and portfolio management services with respect to the Portfolios other than any Portfolios managed by UBS Global AM;

     WHEREAS the Trust desires to retain UBS Global AM as investment manager and administrator to furnish certain administrative, investment advisory and management services to the Trust and each Portfolio as now exists and as hereafter may be established, and UBS Global AM is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. APPOINTMENT. The Trust hereby appoints UBS Global AM as investment manager and administrator of the Trust and each Portfolio for the period and on the terms set forth in this Agreement. UBS Global AM accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2.     DUTIES AS INVESTMENT MANAGER FOR UBS PACE MONEY MARKET INVESTMENTS.

     (a) Subject to the supervision of the Trust's Board of Trustees ("Board"), UBS Global AM will provide a continuous investment program for the UBS PACE Money Market Investments Portfolio, including investment research and management. UBS Global AM will determine from time to time what securities and other investments will be purchased, retained or sold by UBS PACE Money Market Investments. UBS Global AM will be responsible for placing purchase and sell orders for investments and for other related transactions. UBS Global

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AM will provide services under this Agreement in accordance with UBS PACE Money
Market Investments' investment objective, policies and restrictions as stated in the Trust's Registration Statement as it applies to UBS PACE Money Market Investments.

     (b) UBS Global AM agrees that in placing orders with brokers, it will attempt to obtain the best net result in terms of price and execution. In no instance will portfolio securities be purchased from or sold to UBS Global AM, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. UBS Global AM may aggregate sales and purchase orders of the assets of the Portfolio with similar orders being made simultaneously for other accounts advised by UBS Global AM or its affiliates. Whenever UBS Global AM simultaneously places orders to purchase or sell the same security on behalf of UBS PACE Money Market Investments and one or more other accounts advised by UBS Global AM, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Trust recognizes that in some cases this procedure may adversely affect the results obtained for UBS PACE Money Market Investments.

     (c) UBS Global AM will maintain all books and records required to be maintained by UBS Global AM pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of UBS PACE Money Market Investments, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, UBS Global AM hereby agrees that all records which it maintains for the Trust and UBS PACE Money Market Investments are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Trust and which are required to be maintained by Rule 31a-1 under the 1940 Act and further agrees to surrender promptly to the Trust any records which it maintains for the Trust upon request by the Trust.

     (d) At such times as shall be reasonably requested by the Board, UBS Global AM will provide the Board with economic and investment analyses and reports as well as quarterly reports setting forth the performance of UBS PACE Money Market Investments and make available to the Board any economic, statistical and investment services normally available to institutional or other customers of UBS Global AM.

     (e) In accordance with procedures adopted by the Board, as amended from time to time, UBS Global AM is responsible for assisting in the fair valuation of all portfolio securities and will arrange for the provision of a price(s) from a party(ies) independent of UBS Global AM for each portfolio security for

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which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

     3. DUTIES AS INVESTMENT MANAGER TO OTHER PACE PORTFOLIOS; APPOINTMENT OF SUB-ADVISERS.

     (a) Subject to the supervision and direction of the Board, UBS Global AM will provide to the Trust investment management evaluation services principally by performing initial reviews of prospective Sub-Advisers for each Portfolio other than UBS PACE Money Market Investments and supervising and monitoring performance of the Sub-Advisers thereafter. UBS Global AM agrees to report to the Trust results of its evaluation, supervision and monitoring functions and to keep certain books and records of the Trust in connection therewith. UBS Global AM further agrees to communicate performance expectations and evaluations to the Sub-Advisers, and to recommend to the Trust whether agreements with Sub-Advisers should be renewed, modified or terminated.

     (b) UBS Global AM is responsible for informing the Sub-Advisers of the investment objective(s), policies and restrictions of the Portfolio(s), for which the Sub-Adviser is responsible, for informing or ascertaining that it is aware of other legal and regulatory responsibilities applicable to the Sub-Adviser with respect to the Portfolio(s), for which the Sub-Adviser is responsible, and for monitoring the Sub-Advisers' discharge of their duties; but UBS Global AM is not responsible for the specific actions (or inactions) of a Sub-Adviser in the performance of the duties assigned to it.

     (c) With respect to each Portfolio other than UBS PACE Money Market Investments, UBS Global AM shall enter into an agreement ("Sub-Advisory Agreement") with a Sub-Adviser in substantially the form attached hereto as
Exhibit 1.

     (d) UBS Global AM shall be responsible for the fees payable to and shall pay the Sub-Adviser of each Portfolio the fee as specified in the Sub-Advisory Agreement relating thereto.

     4. DUTIES AS ADMINISTRATOR. UBS Global AM will administer the affairs of the Trust and each Portfolio subject to the supervision of the Board and the following understandings:

     (a) UBS Global AM will supervise all aspects of the operations of the Trust and each Portfolio, including oversight of transfer agency, custodial and accounting services, except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Trust and each Portfolio.

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     (b)    UBS Global AM will provide the Trust and each Portfolio with such corporate, administrative and clerical personnel (including officers of the Trust) and services as are reasonably deemed necessary or advisable by the Board, including the maintenance of certain books and records of the Trust and each Portfolio.

     (c) UBS Global AM will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as applicable) of the Trust's Registration Statement, proxy material, tax returns and required reports to each Portfolio's shareholders and the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.

     (d) UBS Global AM will provide the Trust and each Portfolio with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.

     (e) UBS Global AM will provide the Board on a regular basis with economic and investment analyses and reports and make available to the Board upon request any economic, statistical and investment services normally available to institutional or other customers of UBS Global AM.

     5. FURTHER DUTIES. In all matters relating to the performance of this Agreement, UBS Global AM will act in conformity with the Trust's Trust Instrument, By-Laws and the currently effective registration statement under the 1940 Act and any amendments or supplements thereto ("Registration Statement") and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the Advisers Act, and the rules under each, Subchapter M of the Internal Revenue Code as applicable to regulated investment companies, and all other applicable federal and state laws and regulations.

     6. SERVICES NOT EXCLUSIVE. The services furnished by UBS Global AM hereunder are not to be deemed exclusive and UBS Global AM shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of UBS Global AM, who may also be a Trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

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     7.     EXPENSES.

     (a) During the term of this Agreement, each Portfolio will bear all expenses, not specifically assumed by UBS Global AM, incurred in its operations and the offering of its shares.

     (b) Expenses borne by each Portfolio will include but not be limited to the following (or each Portfolio's proportionate share of the following): (i) the cost (including brokerage commissions) of securities purchased or sold by the Portfolio and any losses incurred in connection therewith; (ii) fees payable to and expenses incurred on behalf of the Portfolio by UBS Global AM under this Agreement; (iii) expenses of organizing the Trust and each Portfolio; (iv) filing fees and expenses relating to the registrations and qualification of the Portfolio' shares and the Trust under federal and/or state securities laws and maintaining such registration and qualifications; (v) fees and salaries payable to the Trust's Trustees and officers who are not interested persons of the Trust; (vi) all expenses incurred in connection with the Trustees' services, including travel expenses; (vii) taxes (including any income or franchise taxes) and governmental fees; (viii) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (ix) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Trust or the Portfolio for violation of any law; (x) legal, accounting and auditing expenses, including legal fees of special counsel for those Trustees of the Trust who are not interested persons of the Trust; (xi) charges of custodians, transfer agents and other agents; (xii) costs of preparing share certificates; (xiii) expenses of setting in type and printing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials for existing shareholders and costs of mailing such materials to existing shareholders; (xiv) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Trust is a party and the expenses the Trust may incur as a result of its legal obligation to provide indemnification to its officers, Trustees, agents and shareholders) incurred by the Trust or the Portfolio; (xv) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xvi) cost of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xvii) the cost of investment company literature and other publications provided by the Trust to its Trustees and officers; and (xviii) costs of mailing, stationery and communications equipment.

     (c) The Trust or the Portfolio may pay directly any expenses incurred by it in its normal operations and, if any such payment is consented to by UBS Global AM and acknowledged as otherwise payable by UBS Global AM pursuant to this Agreement, the Portfolio may reduce the fee payable to UBS Global AM pursuant to Paragraph 8 thereof by such amount. To the extent that

                                        5
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such deductions exceed the fee payable to UBS Global AM on any monthly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates.

     (d) UBS Global AM will assume the cost of any compensation for services provided to the Trust received by the officers of the Trust and by those Trustees who are interested persons of the Trust.

     (e) The payment or assumption by UBS Global AM of any expenses of the Trust or a Portfolio that UBS Global AM is not required by this Agreement to pay or assume shall not obligate UBS Global AM to pay or assume the same or any similar expense of the Trust or a Portfolio on any subsequent occasion.

     8.     COMPENSATION.

     (a) For the administrative services provided to each Portfolio, the Portfolio will pay to UBS Global AM a fee, computed daily and paid monthly, at an annual rate of 0.20% of each Portfolio's average daily net assets.

     (b) For investment management services provided pursuant to this Agreement, each Portfolio of the Trust shall pay to UBS Global AM a fee, computed daily and paid monthly on the first business day of the next succeeding calendar month, at the annual percentage rate of each such Portfolio's average daily net assets as set forth in Schedule I to this Agreement.

     (c) For the services provided and the expenses assumed pursuant to this Agreement with respect to any Portfolio hereafter established, such Portfolio will pay to UBS Global AM from the assets of the Portfolio a fee in the amount to be agreed upon in a written fee agreement ("Fee Agreement") executed by the Trust on behalf of the Portfolio and by UBS Global AM. All such Fee Agreements shall provide that they are subject to all terms and conditions of this Agreement.

     (d) The fee shall be computed daily and paid monthly to UBS Global AM on the first business day of the next succeeding calendar month.

     (e) If this Agreement become effective or terminates before the end of any month, the fee for the period from the effective day to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

     9. LIMITATION OF LIABILITY OF UBS GLOBAL AM. UBS Global AM, its officers, directors, employees and delegates, including any Sub-Adviser or the Trust, shall

                                        6
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not be liable for any error of judgment or mistake of law or for any loss suffered by any Portfolio, the Trust or any of its shareholders, in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it or on the part of its officers, directors, employees or delegates of their obligations and duties under this Agreement. Any person, even though also an officer, director, employee, or agent of UBS Global AM, who may be or become an officer, Trustee, employee or agent of the Trust shall be deemed, when rendering services to any Portfolio or the Trust or acting with respect to any business of such Portfolio or the Trust, to be rendering such service to or acting solely for the Portfolio or the Trust and not as an officer, director, employee, or agent or one under the control or direction of UBS Global AM even though paid by it.

     10. LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS OF THE TRUST. The Trustees of the Trust and the shareholders of any Portfolio shall not be liable for any obligations of any Portfolio or the Trust under this Agreement and UBS Global AM agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust in settlement of such right or claim, and not to such Trustees or shareholders.

     11.    DURATION AND TERMINATION.

     (a) As to any Portfolio, this Agreement shall become effective upon the date the Portfolio commences investment operations provided that, with respect to any Portfolio, this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of that Portfolio's outstanding voting securities.

     (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue automatically for successive annual periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or with respect to any given Portfolio by vote of a majority of the outstanding voting securities of such Portfolio.

     (c) Notwithstanding the foregoing, with respect to any Portfolio this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding

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voting securities of the Portfolio on sixty days' written notice to UBS Global
AM and may be terminated by UBS Global AM at any time, without the payment of any penalty, on sixty days' written notice to the Trust. Termination of this Agreement with respect to any given Portfolio shall in no way affect the continued validity of this Agreement or performance thereunder with respect to any other Portfolio. This Agreement will automatically terminate in the event of its assignment.

     12. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement as to any given Portfolio shall be effective until approved by vote of a majority of such Portfolio's outstanding voting securities.

     13. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

     14. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "national securities exchange," "net assets," "prospectus," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

UBS Pace Select Advisors Trust      UBS GLOBAL ASSET MANAGEMENT (US) INC.


By:  /s/ W. Douglas Beck            By:  /s/ Keith Weller
     Name:  W. Douglas Beck              Name:  Keith Weller
     Title: Vice President               Title: Director and Senior Associate
                                                General Counsel

UBS Pace Select Advisors Trust      UBS GLOBAL ASSET MANAGEMENT (US) INC.


By:  /s/ Mark Kemper                By:  /s/ Todd Lebo
     ---------------                     -------------
     Name:  Mark Kemper                  Name:  Todd Lebo
     Title: Vice President and           Title: Director and Associate
            Secretary                           General Counsel

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                                   SCHEDULE I

                                                                       ADVISORY FEE
------------------------------------------------------------------------------------
UBS Pace Money Market Investments                                               0.15%

                                         ASSETS UNDER
                                         MANAGEMENT                             FEE
                                         ------------                           ---
UBS Pace Government Securities
                                         $0 - $500 million                      0.50%

                                         On the next $ 500
                                         million - $1 billion                   0.45%

                                         On the next $1
                                         billion - $1.5 billion                0.425%

                                         On the next $ 1.5
                                         billion - $ 2 billion                  0.40%

                                         Above $ 2 billion                     0.375%

                                         ASSETS UNDER
                                         MANAGEMENT                             FEE
                                         ------------                           ---
UBS Pace Intermediate Fixed Income
                                         $0 - $500 million                      0.40%

                                         On the next $ 500
                                         million - $1 billion                   0.35%

                                         On the next $1
                                         billion - $1.5 billion                0.325%

                                         On the next $ 1.5
                                         billion - $ 2 billion                  0.30%

                                         Above $ 2 billion                     0.275%

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

                                         ASSETS UNDER
                                         MANAGEMENT                             FEE
                                         ------------                           ---
UBS Pace Strategic Fixed Income
                                         $0 - $500 million                      0.50%

                                         On the next $ 500
                                         million - $1 billion                   0.45%

                                         On the next $1
                                         billion - $1.5 billion                0.425%

                                         On the next $ 1.5
                                         billion - $ 2 billion                  0.40%

                                         Above $ 2 billion                     0.375%

                                         ASSETS UNDER
                                         MANAGEMENT                             FEE
                                         ------------                           ---
UBS Pace Municipal Fixed Income
                                         $0 - $500 million                      0.40%

                                         On the next $ 500
                                         million - $1 billion                   0.35%

                                         On the next $1
                                         billion - $1.5 billion                0.325%

                                         On the next $ 1.5
                                         billion - $ 2 billion                  0.30%

                                         Above $ 2 billion                     0.275%

                                         ASSETS UNDER
                                         MANAGEMENT                             FEE
                                         ------------                           ---
UBS Pace Global Fixed Income
                                         $0 - $ 1 billion                       0.60%

                                         On the next $ 1
                                         billion - $ 2 billion                 0.575%

                                         Above $ 2 billion                      0.55%

UBS Pace Large Co Value Equity                                                  0.60%

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

                                         ASSETS UNDER
                                         MANAGEMENT                             FEE
                                         ------------                           ---
UBS Pace Large Co Growth Equity
                                         $0 - $500 million                      0.60%

                                         On the next $ 500
                                         million - $1 billion                  0.575%

                                         On the next $1
                                         billion - $2 billion                   0.55%

                                         Above $ 2 billion                     0.525%

                                         ASSETS UNDER
                                         MANAGEMENT                             FEE
                                         ------------                           ---
UBS Pace Small/Medium Co Value
                                         $0 - $ 750 million                     0.60%

                                         Above $ 750 million                   0.575%

                                         ASSETS UNDER
                                         MANAGEMENT                             FEE
                                         ------------                           ---
UBS Pace Small/Medium Co Growth
                                         $0 - $ 750 million                     0.60%

                                         Above $ 750 million                   0.575%

                                         ASSETS UNDER
                                         MANAGEMENT                             FEE
                                         ------------                           ---
UBS Pace International Equity
                                         $0 - $500 million                      0.70%

                                         On the next $ 500
                                         million - $1 billion                  0.675%

                                         On the next $1
                                         billion - $2 billion                   0.65%

                                         Above $ 2 billion                     0.625%

                                         ASSETS UNDER
                                         MANAGEMENT                             FEE
                                         ------------                           ---
UBS Pace International Emerging Markets
                                         $0 - $500 million                      0.90%

                                         On the next $ 500
                                         million - $1 billion                  0.875%

                                         On the next $1
                                         billion - $2 billion                   0.85%

                                         Above $ 2 billion                     0.825%

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